UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2016

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On May 2, 2016, Pacific Mercantile Bancorp (the “Company”), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc. ("PMAR"), a wholly owned non-bank subsidiary, announced that Tom Vertin, President & Chief Executive Officer, and Curt Christianssen, Executive Vice President & Chief Financial Officer, will be presenting to or conducting one-on-one meetings with investors, analysts or other third parties about the Company and its latest financial results at the Piper Jaffray Financial Institutions Conference on May 5 - 6, 2016 in Lake Buena Vista, Florida and the D.A. Davidson Financial Institutions Conference on May 10 - 11, 2016 in Denver, Colorado. A copy of the presentation slides, updated with the Company’s financial results for the quarter ended March 31, 2016, substantially in the form expected to be used in such presentations and meetings, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report and in the exhibit hereto is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of this section.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description of Exhibit

99.1	First Quarter 2016 Investor Presentation
99.2	Press release on May 2, 2016 announcing participation in upcoming investor conferences

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 5, 2016	By:	/s/ THOMAS M. VERTIN
Thomas M. Vertin, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	First Quarter 2016 Investor Presentation
99.2	Press release on May 2, 2016 announcing participation in upcoming investor conferences